Post-Effective Amendment No. 16 to
                                                       SEC File No. 70-8593



                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       FORM U-1
                                  APPLICATION UNDER
                THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                                  GPU, INC. ("GPU")
                                100 Interpace Parkway
                             Parsippany, New Jersey 07054

                           GPU INTERNATIONAL, INC. ("GPUI")
                          EI SERVICES, INC. ("EI Services")
                  One Upper Pond Road, Parsippany, New Jersey 07054

                   JERSEY CENTRAL POWER & LIGHT COMPANY ("JCP&L")
                        METROPOLITAN EDISON COMPANY ("Met-Ed")
                      PENNSYLVANIA ELECTRIC COMPANY ("Penelec")
                     P.O. Box 16001, Reading, Pennsylvania 19640

                              GPU SERVICE, INC. ("GPUS")
                 100 Interpace Parkway, Parsippany, New Jersey 07054
                      (Names of companies filing this statement
                         and addresses of principal offices)

                                      GPU, INC.
          (Name of top registered holding company parent of the applicants)


          M.A. Nalewako, Secretary           Douglas E. Davidson, Esq.
          M.J. Connolly, Esq.                Berlack, Israels & Liberman LLP
          GPU Service, Inc.                  120 West 45th Street
          100 Interpace Parkway              New York, New York  10036
          Parsippany, New Jersey 07054

          W.S. Greengrove, Secretary
          GPU International, Inc.
          One Upper Pond Road
          Parsippany, New Jersey 07054
            ______________________________________________________________
                     (Names and addresses of agents for service)

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               GPU,  GPUI, EI  Services,  JCP&L, Met-Ed,  Penelec and  GPUS

          hereby  post-effectively amend  their  Application on  Form  U-1,

          docketed  in SEC  File  No. 70-8593,  as  heretofore amended,  as follows:

               1.   By filing  the following  additional exhibit in  Item 6

          hereof:

                    (a)  Exhibits:

                    J    -    GPU  Quarterly Report  on  Form 10-Q  for the
                              Quarter ended June 30,  1997 (SEC File No. 1-
                              6047) is incorporated by reference herein.

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                                      SIGNATURE

                    PURSUANT  TO THE  REQUIREMENTS  OF THE  PUBLIC  UTILITY

          HOLDING COMPANY  ACT OF 1935, THE UNDERSIGNED COMPANIES HAVE DULY

          CAUSED THIS  STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDER-

          SIGNED THEREUNTO DULY AUTHORIZED.


                                   GPU, INC.
                                   JERSEY CENTRAL POWER & LIGHT COMPANY
                                   METROPOLITAN EDISON COMPANY
                                   PENNSYLVANIA ELECTRIC COMPANY


                                   By:  /s/ T.G. Howson
                                        T. G. Howson
                                        Vice President and Treasurer


                                   GPU INTERNATIONAL, INC.


                                   By:  /s/ B.L. Levy
                                        B. L. Levy
                                        President


          Date: August 28, 1997

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